Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Adeptus Health Inc.:

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Adeptus Health Inc. 2014 Omnibus Incentive Plan of our report dated March 14, 2014, with respect to the balance sheet of Adeptus Health Inc. as of March 14, 2014, included in the Registration statement, as amended, on Form S-1 (File No. 333-196142) of Adeptus Health Inc., filed with the Securities and Exchange Commission.

/s/ KPMG LLP

Dallas, Texas
June 24, 2014